[LOGO OF BANK OF AMERICA]
EXHIBIT 10.15
AMENDMENT NO. 1 TO LOAN DOCUMENTS

This Amendment No. 1 (the “Amendment”) dated as of September 19, 2002, is between Bank of America, N.A. (“Lender”) and Resources Connection, Inc. and Resources Connection LLC (“Borrower”).

RECITALS

A.  Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the “Loan Documents”):

1.  A certain Loan Agreement dated as of August 22, 2001 (together with any previous amendments, the “Loan Agreement”).

B.  Lender and Borrower desire to amend the Loan Documents.

AGREEMENT

1.  Definitions.    Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2.  Amendments to Loan Agreement.    The Loan Agreement is hereby amended as follows:

(a)  Addition of Paragraphs.    The following paragraphs are hereby added immediately following the paragraph entitled “Additional Assurances”:

“Material Subsidiaries.    Give the Bank prompt written notice if the Borrower acquires any Material Subsidiary or if any subsidiary becomes a Material Subsidiary. For purposes of this Agreement, a “Material Subsidiary” means a direct or indirect subsidiary of the Borrower that (1) holds assets with a total book value at least equal to five percent (5%) of the book value of all of the Borrower’s assets on a consolidated basis or (2) has earned revenues at least equal to five percent (5%) of the Borrower’s total revenues on a consolidated basis calculated over the prior four (4) fiscal quarters. If (A) a Material Subsidiary is formed under the laws of a state of the United States and is principally located in the United States (a “Domestic Subsidiary”), the Borrower will promptly cause such subsidiary to guarantee the Borrower’s obligations to the Bank under this Agreement, pursuant to documentation in form and substance acceptable to the Bank; or (B) if a Material Subsidiary is not a Domestic Subsidiary, then the Borrower will grant to the Bank, or (if an indirect subsidiary) will promptly cause the shareholder of the subsidiary to grant to the Bank, a security interest in sixty-five percent (65%) of the issued and outstanding capital stock of such subsidiary, pursuant to documentation in form and substance acceptable to the Bank.

Other Subsidiaries.    Give the Bank prompt written notice if the Borrower’s subsidiaries, excluding Material Subsidiaries and any other subsidiaries that have guarantied the Borrower’s obligations to the Bank or whose capital stock has been pledged to secure the Borrower’s obligations to the Bank, in accordance with clauses (A) and (B) below, (1) hold assets with a total book value, on a combined basis, at least equal to ten percent (10%) of the book value of the Borrower’s assets on a consolidated basis or (2) have earned, on a combined basis, revenues at least equal to ten percent (10%) of the Borrower’s total revenues on a consolidated basis over the prior four (4) fiscal quarters (the “Asset/Revenue Threshold”). Once the Asset/Revenue Threshold is reached, then, with respect to any subsidiary created or acquired thereafter, if (A) a subsidiary is a Domestic Subsidiary, the Borrower will promptly cause such subsidiary to guarantee the Borrower’s obligations to the Bank under this Agreement, pursuant to documentation in form and substance acceptable to the Bank; or (B) if a subsidiary is not a Domestic Subsidiary, then the Borrower will grant to the Bank, or (if an indirect subsidiary) will promptly cause the shareholder of the subsidiary to grant to the Bank, a security interest in sixty-five percent (65%) of the issued and outstanding capital stock of such subsidiary, pursuant to documentation in form and substance acceptable to the Bank; provided, however, that the Borrower need not comply with clauses (A) or (B) above if, after reaching the Asset/Revenue Threshold, the Borrower causes an existing Domestic Subsidiary (other than a Material Subsidiary) to guaranty the Borrower’s obligations to the Bank in accordance with clause (A) above, such that the amount of assets or revenues described in clauses (1) and (2) above are below the Asset/Revenue Threshold.”

(b) The paragraph “Sale of Assets,” under NEGATIVE COVENANTS, is amended in its entirety to read as follows:

“Sale of Assets.    Sell, assign, lease, transfer or otherwise dispose of all or a substantial part of the Borrower’s business or the Borrower’s assets except (i) in the ordinary course of business or (ii) to a wholly-owned, direct or indirect subsidiary of the Borrower.”

(c) The paragraph “Investments,” under NEGATIVE COVENANTS, is amended in its entirety to read as follows:

“Investments.    Have any existing, or make any new, investments in, any individual or entity, or make any capital contributions or other transfers of assets to any individual or entity, except for (i) investments in readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission), (ii) investments in wholly-owned, direct or indirect subsidiaries, and other investments not to exceed a total book value of Five Million Dollars ($5,000,000) at any time.”

3.  Representations and Warranties.    When Borrower signs this Amendment, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Amendment is within Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational papers.

4.  Effect of Amendment.    Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

5.  Counterparts.    This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.  FINAL AGREEMENT.    THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.

By:
Cynthia K. Goodfellow, Vice President

RESOURCES CONNECTION, INC.

By:
Donald B. Murray, President and CEO

RESOURCES CONNECTION LLC

By:
Donald B. Murray, President and CEO

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